Credit Agreement, dated as of September 1, 2005, by and among Lionbridge Technologies, Inc., Lionbridge Technologies Ireland, Lionbridge Technologies Holdings B.V., VeriTest, Inc., Lionbridge US, Inc., Mentorix Technologies Inc., Lionbridge Global Solutions Companies, Inc., Lionbridge Global Solutions Federal, Inc., Lionbridge Global Solutions II, Inc., Lionbridge Technologies B.V., the several banks and financial institutions as may become parties thereto and Wachovia Bank, National Association, as administrative agent for the several banks and financial institutions as may from time to time become parties thereto. (filed as Exhibit 10.1 to the Registrant’s 8-K dated September 7, 2005 and incorporated by reference herein).